UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2009
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 3.02. Unregistered Sales of Equity Securities.
          On May 8, 2009, NuVasive, Inc., a Delaware corporation (the “Company”), completed the purchase of all of the outstanding shares of Cervitech, Inc., a Delaware corporation (“Cervitech”) pursuant to a Share Purchase Agreement dated April 22, 2009 (the “Purchase Agreement”) between the Company and the stockholders of Cervitech (the “Transaction”). As partial consideration for its obligations under the Purchase Agreement, the Company issued 638,261 shares of its common stock (the “Shares”) to certain stockholders of Cervitech. Additional terms of the Purchase Agreement were disclosed on a Current Report on Form 8-K filed by Company on April 22, 2009.
          The Shares were issued to certain stockholders of Cervitech in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated under the Securities Act. Pursuant to the Purchase Agreement, the Company has an obligation to register the Shares for resale.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: May 8, 2009	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer